Exhibit 99.1

FOR:	GOTTSCHALKS INC.
CONTACT:	Greg Ambro Chief Financial Officer (559) 434-4800 or Financial Dynamics: Leigh Parrish, Rachel Albert (212) 850-5651

DISTRIBUTION: NO. CALIFORNIA NEWS LINE & EMAIL/FAX LIST: SFGOT

FOR RELEASE ON THURSDAY, AUGUST 24th at 1:05 P.M. P.D.T.

GOTTSCHALKS REPORTS SECOND QUARTER
FISCAL 2006 FINANCIAL RESULTS

FRESNO, CA - August 24, 2006 - Gottschalks Inc. (NYSE: GOT) today reported financial results for the second quarter of fiscal 2006. Net income for the second quarter was $486,000, or $0.04 per diluted share, compared to net income of $259,000, or $0.02 per diluted share, for the second quarter of fiscal 2005. Second quarter fiscal 2006 net income includes:

  a pre-tax gain of $0.4 million, or $0.02 per diluted share, relating to the Company's recovery under the Visa/Mastercard litigation settlement;

  a pre-tax gain of $0.9 million, or $0.04 per diluted share, relating to the asset sale of a corporate aircraft;

  a pre-tax charge of $0.1 million, or $0.01 per diluted share, relating to the accelerated depreciation of assets due to the planned closing of the Danville, California store in August 2006;

  and, a pre-tax charge of $0.2 million, or $0.01 per diluted share, relating to the expensing of stock based compensation.

Year to date net loss was $3.5 million, or $0.26 per diluted share, compared to a net loss of $1.7 million, or $0.13 per diluted share in the first six months of fiscal 2005. The net income for the first half of fiscal 2006 includes the aforementioned gains related to a litigation settlement and asset sale, partially offset by the accelerated depreciation charge as well as a pre-tax charge of $0.5 million, or $0.02 per diluted share, relating to the expensing of stock based compensation.

Same store sales increased 1.1 % for the second quarter of 2006. Total sales increased 1.2% to $153.4 million, from $151.6 million for the second fiscal quarter last year. Year to date same store sales were flat, while total sales increased slightly to $296.9 million from $295.7 million for the same period of fiscal 2005.

Jim Famalette, president and chief executive officer of Gottschalks, stated, "Our sales performance for the second quarter was not as strong as we had expected. While our soft line businesses had a solid gain of nearly 3%, it was partially offset by a weak quarter for hard lines. The record heat wave in California during July also affected sales, however, our Pacific Northwest stores generated solid sales gains of more than 4% during the period. We experienced strong performances in our core merchandise categories of shoes, accessories, cosmetics and better sportswear across our existing store base and we have begun to see the benefits of the re-fixturing program we are implementing in shoes and accessories. We plan to continue this program during the third quarter with the completion of several new installations in cosmetics as well."

Commenting on the Company's outlook, Mr. Famalette concluded, "Based on our performance in the first half of fiscal 2006, and current business trends, we expect same store sales for the year to be up approximately 1% and net income to be in the range of our previous guidance of $5.2 million to $5.6 million, including the special items in the second quarter and stock based compensation expense as well as taking into consideration the initiatives we are implementing to improve the home division performance. We are looking forward to the grand opening of our new store in Eugene, Oregon scheduled for the end of August. Our priorities for the second half of the year are focused on further developing our core merchandise categories, taking action to improve the performance of our home division and maintaining inventory management and cost controls. We are confident that building on the strengths of our business as we make further improvements will enable us to maximize shareholder value over the long-term."

The Company will open its fourth store in Oregon at the Valley River Mall in Eugene at the end of August. At this location the Company will be taking over a 124,000 square foot Macy's store lease. Additionally, as previously announced, the Company will close its 42,000 square foot store located in Danville, California during the third quarter.

Supplemental Operating Data:

In accordance with accounting standards generally accepted in the United States of America (GAAP), the operating results for closed stores are reported in the condensed financial statements as loss from discontinued operations and are excluded from the operating results from continuing operations. The following table provides additional information on operations and reconciles the total net sales, gross margin, and selling, general and administrative expenses to reported results from continuing operations:

                                                        Thirteen Weeks         Twenty-six Weeks
                                                            Ended                   Ended
                                                    ----------------------  ----------------------
                                                     July 29,    July 30,    July 29,    July 30,
                                                       2006        2005        2006        2005
                                                    ----------  ----------  ----------  ----------
Sales
  Continuing operations                            $  153,396  $  149,646  $  296,124  $  291,819
  Discontinued operations                                  --       1,991         785       3,923
                                                    ----------  ----------  ----------  ----------
     Total                                         $  153,396  $  151,637  $  296,909  $  295,742

Gross margin
  Continuing operations                            $   54,492  $   53,224  $  102,097  $  101,381
  Discontinued operations                                  --         872          48       1,587
                                                    ----------  ----------  ----------  ----------
     Total                                         $   54,492  $   54,096  $  102,145  $  102,968

Selling, general and administrative
  expenses
  Continuing operations                            $   50,182  $   48,816  $  100,123  $   96,550
  Discontinued operations                                  --         997         243       1,977
                                                    ----------  ----------  ----------  ----------
     Total                                         $   50,182  $   49,813  $  100,366  $   98,527

Net income (loss)
  Continuing operations                            $      486  $      413  $   (3,373) $   (1,327)
  Discontinued operations                                  --        (154)       (102)       (400)
                                                    ----------  ----------  ----------  ----------
     Total                                         $      486  $      259  $   (3,475) $   (1,727)

Earnings Teleconference and Webcast

Gottschalks will host a conference call today at 1:30 p.m. Pacific Time to review its results for the second quarter of fiscal 2006. To access the call, dial 800-540-0559 to listen to the call on the day of the event. If you are unable to participate in the call, a replay will be made available through August 31, 2006. To access this service, please dial 800-757-4761. No passcode is required for the live call or replay. The live conference call and replay can also be accessed via audio web cast at the Investor Relations section of the Company's web site, located at www.gottschalks.com.

About Gottschalks

Gottschalks is a regional department store chain, currently operating 62 department stores and 6 specialty apparel stores in six western states, including California (39), Washington (9), Alaska (6), Oregon (3), Nevada (2) and Idaho (3). Gottschalks offers better to moderate brand-name fashion apparel, cosmetics, shoes, accessories and home merchandise. Gottschalks offers corporate information and selected merchandise on its website located at www.gottschalks.com.

Business Risks and Forward Looking Statements

This release contains forward-looking statements (within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. In some instances, such statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "believes," "intends," "projects," "forecasts," "plans," "estimates," "anticipates," "continues," "targets," or similar terms, variations of such terms or the negative of such terms. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, the Company's ability to meet debt obligations and adhere to the restrictions and covenants imposed under its various debt agreements; the timely receipt of merchandise and the Company's ability to obtain adequate trade credit from its key factors and vendors; risks arising from general economic and market conditions (including uncertainties arising from acts of terrorism or war); the ability to improve the profitability and cash flows of its stores or to sell, sublease or close underperforming stores; the ability to modify operations in order to minimize the adverse impact of rising costs, including but not limited to health care, workers' compensation, property and casualty insurance and utilities costs; the effects of seasonality and weather conditions, changing consumer trends and preferences, competition, consumer credit, the Company's dependence on its key personnel and general labor conditions, all of which are described in more detail in Gottschalks' Annual Report on Form 10-K and other reports filed by Gottschalks with the Securities and Exchange Commission. GOTTSCHALKS DOES NOT PRESENTLY INTEND TO UPDATE THESE STATEMENTS AND UNDERTAKES NO DUTY TO ANY PERSON TO EFFECT ANY SUCH UPDATE UNDER ANY CIRCUMSTANCES.

(Tables follow)

GOTTSCHALKS INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

                                                        Thirteen Weeks         Twenty-six Weeks
                                                            Ended                   Ended
                                                    ----------------------  ----------------------
                                                     July 29,    July 30,    July 29,    July 30,
                                                       2006        2005        2006        2005
                                                    ----------  ----------  ----------  ----------
Net sales......................................... $  153,396  $  149,646  $  296,124  $  291,819
Net credit revenues...............................        723         670       1,360       1,449
Net leased department revenues....................        694         667       1,435       1,411
                                                    ----------  ----------  ----------  ----------
     Total revenues...............................    154,813     150,983     298,919     294,679

Costs and expenses:
  Cost of sales...................................     98,904      96,422     194,027     190,438
  Selling, general and administrative expenses....     50,182      48,816     100,123      96,550
  Gain on sale of aircraft........................       (946)         --        (946)         --
  Depreciation and amortization...................      3,772       3,225       7,334       6,314
  New store opening costs.........................         52         179          52         288
                                                    ----------  ----------  ----------  ----------
     Total costs and expenses.....................    151,964     148,642     300,590     293,590
                                                    ----------  ----------  ----------  ----------
     Operating income (loss)......................      2,849       2,341      (1,671)      1,089

Other (income) expense:
  Interest expense................................      2,414       2,084       4,650       4,013
  Miscellaneous income............................       (360)       (438)       (794)       (789)
                                                    ----------  ----------  ----------  ----------
                                                        2,054       1,646       3,856       3,224
                                                    ----------  ----------  ----------  ----------
Income (loss) before income tax effect............        795         695      (5,527)     (2,135)
Income tax expense (benefit)......................        309         282      (2,154)       (808)
                                                    ----------  ----------  ----------  ----------
Income (loss) from continuing operations..........        486         413      (3,373)     (1,327)
                                                    ----------  ----------  ----------  ----------
Discontinued operations:
  Loss from operation of closed stores............         --        (233)       (226)       (606)
  Net gain on store closures......................         --          --          72          --
  Income tax benefit..............................         --          79          52         206
                                                    ----------  ----------  ----------  ----------
  Loss on discontinued operations.................         --        (154)       (102)       (400)
                                                    ----------  ----------  ----------  ----------
  Net loss........................................ $      486  $      259  $   (3,475) $   (1,727)
                                                    ==========  ==========  ==========  ==========

Net income (loss) per common share - basic:
  Income (loss) from continuing operations........ $     0.04  $     0.03  $    (0.25) $    (0.10)
  Loss from discontinued operations............... $       --  $    (0.01) $    (0.01) $    (0.03)
  Net income (loss) per common share.............. $     0.04  $     0.02  $    (0.26) $    (0.13)

Net income (loss) per common share - diluted:
  Income (loss) from continuing operations........ $     0.04  $     0.03  $    (0.25) $    (0.10)
  Loss from discontinued operations............... $       --  $    (0.01) $    (0.01) $    (0.03)
  Net income (loss) per common share.............. $     0.04  $     0.02  $    (0.26) $    (0.13)

Weighted average number of common
   shares outstanding:
   Basic..........................................     13,399      13,255      13,385      13,166
   Diluted........................................     13,685      13,872      13,385      13,166

GOTTSCHALKS INC.
CONDENSED BALANCE SHEETS
(In thousands)
(unaudited)

                                                       July 29,    January 28,     July 30,
                                                         2006          2006          2005
                                                     ------------  ------------  ------------
ASSETS
CURRENT ASSETS:
  Cash............................................. $      6,494  $      5,368  $      6,010
  Receivables - net................................        3,483         7,284         3,114
  Merchandise inventories..........................      163,402       159,986       168,484
  Other............................................       18,280        15,534        16,171
                                                     ------------  ------------  ------------
          Total current assets.....................      191,659       188,172       193,779

PROPERTY AND EQUIPMENT - net.......................      134,791       133,545       130,754
OTHER LONG-TERM ASSETS.............................       13,238        13,305        13,244
                                                     ------------  ------------  ------------
                                                    $    339,688  $    335,022  $    337,777
                                                     ============  ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable and
    other current liabilities...................... $     85,219  $     88,472  $     85,920
  Current portion of long-term obligations.........        1,985         2,770         3,173
                                                     ------------  ------------  ------------
      Total current liabilities....................       87,204        91,242        89,093
                                                     ------------  ------------  ------------

REVOLVING LINE OF CREDIT...........................       75,764        47,935        61,953

LONG-TERM OBLIGATIONS (less current portion).......       14,492        28,971        24,178

DEFERRED INCOME AND OTHER..........................       25,868        26,790        30,383

SUBORDINATED NOTE PAYABLE TO AFFILIATE.............       19,180        20,180        20,180

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY...............................      117,180       119,904       111,990
                                                     ------------  ------------  ------------
                                                    $    339,688  $    335,022  $    337,777
                                                     ============  ============  ============

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